SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
1601 West LBJ Freeway
Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
          In connection with Mr. Gallagher’s previously announced separation from the Company, the Company and Mr. Gallagher entered into that certain Agreement and General Release (the “Separation Agreement”) dated March 5, 2009, pursuant to which Mr. Gallagher agreed to voluntarily resign from all positions he holds with the Company and any of its subsidiaries on March 31, 2009. A summary of the material terms of the Separation Agreement is set forth below:
•	Separation Payment: The Company will pay Mr. Gallagher an amount equal to his current annual base salary plus target bonus, for a total payment of $1,215,000, less any lawful deductions, according to the payment schedule provided in the Separation Agreement.

•	2008 and 2009 Bonus Payments: Mr. Gallagher will be paid a bonus of $360,194 for his service to the Company in 2008 based on Company and business unit results. In addition, Mr. Gallagher will be credited with at least 3 months of service when determining his prorated bonus payout for 2009, which will also be determined based on Company and business unit results. Mr. Gallagher’s 2009 bonus payout, if any, will be paid during the 2010 calendar year, but in no event later than March 15, 2010.

•	Vesting and Exercise of Equity Awards: On March 31, 2009, 58,400 unvested Time Options, and 109,500 unvested Performance Options will vest. Pursuant to the terms of Mr. Gallagher’s Nonqualified Stock Option Agreement dated July 25, 2007, Mr. Gallagher’s 12,000 stock options that vested on January 1, 2009, shall be exercisable through March 31, 2010. All remaining unvested stock options issued pursuant to the Nonqualified Stock Option Agreement dated July 25, 2007 shall be canceled on March 31, 2009, with no additional consideration.

•	Deferred Compensation Plan Payment Vesting: In accordance with the terms of the Deferral Agreement dated August 31, 2005, between Mr. Gallagher and the Company (executed in connection with the Celanese Corporation 2004 Deferred Compensation Plan) the Company has agreed that all Performance Targets were achieved for the 2008 calendar year and that (i) Mr. Gallagher’s Performance Account, in the amount of $1,822,000, vested on December 31, 2008, and will be paid by the Company no later than March 13, 2009, and (ii) Mr. Gallagher’s Tier II Time Account, in the amount of $1,180,000, will vest on March 31, 2009, and will be paid by the Company on or before April 15, 2009.
     In addition to the above terms, the Separation Agreement provides for the payment of several other miscellaneous benefits to Mr. Gallagher, including certain relocation and repatriation expenses in connection with his expatriate assignment in China, continuation of certain Company benefits and payment for unused vacation time. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (b) Exhibits

Exhibit	Description

10.1	Agreement and General Release dated March 5, 2009, between the Company and John J. Gallagher, III, his heirs, executors, administrators successors and assigns.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By /s/ Robert L. Villaseñor
Name:	Robert L. Villaseñor
Title:	Associate General Counsel and Assistant Secretary

Date: March 10, 2009